Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Danaos Corporation of our report dated March 3, 2022 relating to the financial statements which appears in Danaos Corporation’s Annual Report on Form 20-F for the year ended December 31, 2022.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece

March 10, 2023